CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Numbers 33-68510, 33-67618, 33-57246, 33-52920, 33-42841, 33-39166, and 33-32673), and in the
Registration Statements on Forms S-8 (Numbers 333-73463, 333-73465, 33-63220, 33-63218, 33-41712, 33-13416, 33-21545, 33-82788, 33-63106, and 33-60789) of
Epitope, Inc. of our report dated November 12, 1999 relating to the financial statements appearing in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
December 23, 1999